Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm", with respect to the consolidated financial statements and financial statement schedules of The Lincoln National Life Insurance Company, which is included in this Post-Effective Amendment No. 8 to the 1933 Act Registration Statement (Form S-3 No. 333-238932).
We also consent to the use of our report dated March 7, 2023, (except for the effect of the restatement disclosed in Note 1, as to which the date is March 30, 2023, and except for the effect of the adoption of ASU No. 2018-12 disclosed in Note 3, as to which the date is May 23, 2023) with respect to the consolidated financial statements and financial statement schedules of The Lincoln National Life Insurance Company included in its Current Report on Form 8-K dated May 23, 2023, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
August 14, 2023